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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 10, 2003

Regal Entertainment Group
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-31315 (Commission File Number)	02-0556934 (IRS Employer Identification No.)
9110 East Nichols Avenue, Suite 200, Centennial, CO 80112 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code 303-792-3600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure.

        On June 11, 2003, Regal Entertainment Group ("Regal") publicly disseminated a press release announcing that its board of directors had declared a cash dividend in the amount of $5.05 per share of Class A and Class B common stock, payable on July 1, 2003, to the Class A and Class B common stockholders of record on June 20, 2003. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated by reference into this Item 5.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  Exhibits.

Exhibit No.	Description
99.1	Press Release, dated June 11, 2003, announcing that the Regal's board of directors had declared an extraordinary cash dividend in the amount of $5.05 per share of Class A and Class B common stock, payable on July 1, 2003 to Class A and Class B common stockholders of record on June 20, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL ENTERTAINMENT GROUP
Date: June 11, 2003	By:	/s/ AMY E. MILES
	Name:	Amy E. Miles
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated June 11, 2003, announcing that the Regal's board of directors had declared an extraordinary cash dividend in the amount of $5.05 per share of Class A and Class B common stock, payable on July 1, 2003 to Class A and Class B common stockholders of record on June 20, 2003.

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  Item 5. Other Events and Required FD Disclosure.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
EXHIBIT INDEX